AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ABC-NACO INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                            36-3498749
     (State  or  other  jurisdiction of                  (I.R.S. Employer
     incorporation  or  organization)                    Identification  No.)

                              2001 BUTTERFIELD ROAD
                                    SUITE 502
                          DOWNERS GROVE, ILLINOIS 60515
                    (Address of principal executive offices)


                                 (630) 852-1300
                         (Registrant's telephone number)

                                  ABC-NACO INC.
                             1999 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                 MARK F. BAGGIO
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  ABC-NACO INC.
                        2001 BUTTERFIELD ROAD, SUITE 502
                          DOWNERS GROVE, ILLINOIS 60515
                     (Name and address of agent for service)

                                 (630) 852-1300
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                                 ROBERT J. REGAN
                              SCHIFF HARDIN & WAITE
                                6600 SEARS TOWER
                          CHICAGO, ILLINOIS 60606-6473
                                 (312) 258-5500

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of Securities to be Registered.  Amount     Proposed         Proposed
                                       to be      Maximum          Maximum             Amount of
                                      Registered  Offering Price   Aggregate           Registration
                                                  Per Share(1)     Offering Price(1)   Fee
Common Stock, par value $0.01
per share (and related preferred.
stock purchase rights)                600,000     $7.25           $4,350,000.00       $1,148.40

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $7.25, the average of the high and low sales prices of the registrant's common stock on May 12, 2000. The value attributable to the preferred stock purchase rights is reflected in the value attributable to the common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The Securities and Exchange Commission ("SEC") allows us to "incorporate by reference" into this registration statement the information we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

(1) Our Transition Report on Form 10-K for the five months ended December 31, 1999;

(2)     Our  Annual Report on Form 10-K for the fiscal year ended July 31, 1999;

(3)     Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
2000;

(4) The description of the common stock contained in our registration statement on Form 8-A filed with the SEC on November 19, 1993, including any amendments or reports filed for the purpose of updating that description; and

(5) The description of the related preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on October 2, 1995, including any amendments or reports filed for the purpose of updating that description.

     In addition to the documents listed above, we also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Our subsequent filings with the SEC will automatically update and supersede information in this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Mark F. Baggio, Vice President, General Counsel and Secretary of ABC-NACO, has given the legal opinion attached as Exhibit 5 to this Registration Statement regarding the validity of the securities covered by this Registration Statement. As of May 16, 2000 Mr. Baggio beneficially owned 1,667 shares of common stock of ABC-NACO, all of which are shares issuable pursuant to stock options exercisable within the next 60 days.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 102 of the Delaware General Corporation Law (the "Delaware law") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Our restated certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

     Our restated certificate of incorporation and restated by-laws provide in effect that we shall indemnify our directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or its threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

     Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     We have in effect insurance policies for general officers' and directors' liability insurance covering all of our officers and directors.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

ITEM  9.     UNDERTAKINGS.

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ABC-NACO certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 16th day of May, 2000.

                                                    ABC-NACO INC.
                                                    (Registrant)


                                                    By: /s/ Joseph A. Seher
                                                    ----------------------------
                                                    Joseph  A.  Seher
                                                    Chief  Executive  Officer

     Each person whose signature appears below hereby constitutes and appoints Joseph A. Seher and J. P. Singsank, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                    TITLE                                 DATE
     ---------                    -----                                 ----


/s/  Joseph  A.  Seher     Chief Executive Officer and Director     May 16, 2000
-------------------------
Joseph  A.  Seher          (Principal  Executive  Officer)


/s/  Donald  W. Grinter    Chairman of the Board of                 May 16, 2000
-------------------------
Donald  W.  Grinter        Directors


/s/ J.P. Singsank          Senior Vice President and                May 16, 2000
-------------------------
J. P. Singsank             Chief  Financial  Officer
                           (Principal  Financial  Officer)


/s/  Brian  L. Greenburg   Vice President and Corporate             May 16, 2000
-------------------------
Brian L. Greenburg         Controller (Principal  Accounting
                           Officer)


/s/  Richard  A.  Drexler  Director                                May  16, 2000
-------------------------
Richard  A.  Drexler


/s/  Daniel  W.  Duval     Director                                May  16, 2000
-------------------------
Daniel  W.  Duval


/s/  Jean-Pierre M. Ergas  Director                                May  16, 2000
---------------------------
Jean-Pierre  M.  Ergas


/s/  James  E.  Martin      Director                               May  16, 2000
----------------------
James  E.  Martin


/s/  George  W.  Peck  IV   Director                               May  16, 2000
-------------------------
George  W.  Peck  IV


/s/  Willard H. Thompson    Director                               May  16, 2000
--------------------------
Willard  H.  Thompson

                                   EXHIBIT  INDEX

EXHIBIT
NUMBER                                                   EXHIBIT
------                                                   -------

5                       Opinion  of  Counsel.

23.1                    Consent  of  Arthur  Andersen  LLP.

23.2                    Consent  of  Counsel  (contained  in
                        its  opinion  filed  as  Exhibit  5).

24 Powers of Attorney (as set forth on the signature pages hereto).